EXHIBIT 99.1

ARTIFICIAL LIFE ANNOUNCES ITS INTENTION TO FILE FORM 15

AND DEREGISTER ITS SHARES UNDER

THE U.S. SECURITIES EXCHANGE ACT OF 1934

HONG KONG, March 28, 2012 -- Artificial Life, Inc. (OTCPK: ALIF), an innovative investment Company, announced today its Board of Directors and its Independent Audit Committee has approved the filing of a Form 15 by the Company with the U.S. Securities and Exchange Commission to voluntarily deregister its common shares under the Securities Exchange Act of 1934.  The Company intends to file the Form 15 with the SEC on or about March 30, 2012.

The Company is eligible to deregister its common shares because it had fewer than 300 holders of record of its common shares at the beginning of its current fiscal year. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

The Company’s Board of Directors and its Independent Audit Committee made this decision after careful considerations and review of the cumulative costs and pros and cons of being an SEC registered company. The Company believes that currently the incremental cost of compliance with general SEC regulations and Sarbanes-Oxley and other reporting requirements does not provide a discernible benefit to the Company and its shareholders and is currently not commercially justifiable.

The Company has been charged more than USD 450,000 and USD 850,000 for auditor fees and related legal fees for the fiscal year 2010 and 2011, respectively. Therefore, the savings derived from the deregistration are expected to be significant. The deregistration will also allow management to devote more time and resources to build up the business, to implement its new investment business model, to support its existing promising subsidiaries like Artificial Life Investments, Alife Studios and Green Cortex, to make new investments and to focus on its law suits against KPMG and others.

In addition management is intending to improve and solidify the Company’s financial basis by licensing its assets, by establishing credit lines and by raising new funds for growth and acquisitions. The goal of management for the next quarters is to increase shareholder value and to substantially increase the market value of its equity.

Since June 17, 2011, the Company’s shares are listed on the Pink Sheets segment and the Company expects that they remain being traded there after deregistration. Although no longer required by the SEC after deregistration, the Company presently intends to provide performance data from time to time to the public and its shareholders. There can be no assurance, however, that the Company will continue to provide such information in the future or that its common shares will continue to be quoted on the Pink Sheets after deregistration of the common shares.

The Company may elect to register its shares again with the SEC or other foreign regulatory authorities at a later point in time after the new business model has been fully implemented and the market value of its equity has resumed higher levels.

About Artificial Life, Inc.

Artificial Life, Inc. is a new kind of investor. We act as a global incubator and business network provider and facilitator for our investment companies, assisting them in their funding efforts, sales, production, and general business development activities. When needed, we also inject our valuable intellectual property into our investment companies for their use. We invest mainly in the BRICS (Brazil, Russia, India, China

EXHIBIT 99.1

and South Africa) markets with a focus on smartphone content and wireless technology such as: near field communication, mobile business apps and games, mobile health services, social networking apps and games, and mobile commerce. We have won many industry awards for outstanding technology and products in prior years.

Artificial Life, Inc. is a Delaware registered corporation founded in 1994 in Boston. We are a public US entity (OTCPK: ALIF). Our global headquarters is in Hong Kong.

For more information on ARTIFICIAL LIFE, INC., please visit: www.artificial-life.com

Artificial Life IR and PR Contact:
Tel: (+852) 3102 2800
ir@artificial-life.com

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue" or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to: the general economic conditions in the markets in which we operate; the success of our newly adopted business model and strategy; our ability to find investment targets for reasonable conditions; the economic conditions in the BRICS nations; our ability to sell equity or assets and intellectual property; our ability to obtain additional funding to operate and grow our business and to do investments; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of broadband mobile technology; market acceptance for use of mobile handheld devices; our reliance on a relatively small number of clients and brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on August 2nd, 2011. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.